Exhibit 10.4

THIRD AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 1st day of June, 2020, by and between SILICON VALLEY BANK, a California corporation (“Bank”), and LIVONGO HEALTH, INC., a Delaware corporation (“Borrower”).

RECITALS

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of July 12, 2019, as amended by that certain First Amendment to Loan and Security Agreement dated as of October 2, 2019 by and between Bank and Borrower, and as further amended by that certain Second Amendment to Loan and Security Agreement dated as of June 1, 2020 by and between Bank and Borrower (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.

D. Although Bank is under no obligation to do so, Bank has agreed to make certain modifications to the Loan Agreement as more fully set forth herein, but only to the extent and in accordance with the terms and subject to the conditions described below and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment, including its preamble and recitals, shall have the meanings given to them in the Loan Agreement.

2. Amendment to Loan Agreement.

2.1 Section 13 (Definitions). The defined term “Permitted Convertible Indebtedness” set forth in Section 13.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Permitted Convertible Indebtedness” means unsecured Indebtedness of Borrower issued in a single transaction in an aggregate principal amount of not more than Five Hundred Fifty Million Dollars ($550,000,000) that (a) as of the date of issuance thereof contains terms, conditions, covenants, conversion or exchange rights and offer to repurchase rights, in each case, as are typical and customary for notes of such type (in each case, as determined by Borrower in good faith) and (b) is convertible or exchangeable into shares of common stock of Borrower (or other securities or property following a merger event, reclassification or other change of the common stock of Borrower), and cash in lieu of fractional shares of common stock of Borrower; provided that (i) such Permitted Convertible

Indebtedness shall have a stated final maturity no earlier than one hundred eighty (180) days after the Revolving Line Maturity Date and shall not be subject to any conditions that could result in such stated final maturity occurring on a date earlier than one hundred eighty (180) days after the Revolving Line Maturity Date (it being understood that (x) any conversion of such notes into common stock of Borrower (or other securities or property following a merger event, reclassification or other change of the common stock of Borrower), (y) a repurchase of such notes on account of the occurrence of a “fundamental change” or (z) any redemption of such notes at the option of Borrower, in each case, shall not be deemed to constitute a change in the stated final maturity thereof), such notes shall not be callable prior to the third anniversary of the issuance thereof, such notes shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates or upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon any conversion of such notes into shares of common stock of Borrower (or other securities or property following a merger event, reclassification or other change of the common stock of Borrower), cash or any combination thereof), the occurrence of an event of default or a “fundamental change” or, following Borrower’s election to redeem such notes (to the extent permissible under clause (ii) above), prior to the date that is one hundred eighty (180) days after the Revolving Line Maturity Date, and (v) no Person that is not a Borrower or Guarantor shall have guarantee or primary obligations with respect to obligations of Borrower thereunder.

3. Limitation of Amendment.

3.1 he amendment set forth in Section 2 above is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the

Loan Documents, and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

3.3 In addition to those Events of Default specifically enumerated in the Loan

Documents, the failure to comply with the terms of any covenant or agreement contained herein shall constitute an Event of Default and shall entitle the Bank to exercise all rights and remedies provided to the Bank under the terms of any of the other Loan Documents as a result of the occurrence of the same.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower previously delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

6. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7. Conditions to Effectiveness. This Amendment shall be deemed effective upon the due execution and delivery to Bank of this Amendment by each party hereto.

8. Miscellaneous.

8.1 This Amendment shall constitute a Loan Document under the Loan Agreement; the failure to comply with the covenants contained herein shall constitute an Event of Default under the Loan Agreement; and all obligations included in this Amendment (including, without limitation, all obligations for the payment of principal, interest, fees, and other amounts and expenses) shall constitute obligations under the Loan Agreement and secured by the Collateral.

8.2 Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.

9. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK:		BORROWER:

SILICON VALLEY BANK		LIVONGO HEALTH, INC.

By:	/s/ Robert Mingrone	By:	/s/ Lee Shapiro
Name:	Robert Mingrone	Name:	Lee Shapiro
Title:	Director	Title:	Chief Financial Officer